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                                                                    EXHIBIT 24.7

                          ROBERT EARLY & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                           2500 S. WILLIS, SUITE 200
                               ABILENE, TX  79605
                                 (915) 691-5790



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------



Medical Device Technologies, Inc.
San Diego, California


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 17, 1995, relating to the consolidated financial statements of Medical Device Technologies, Inc. and Subsidiary for the year ended December 31, 1994, and to the reference to our Firm under the caption "Experts" in the prospectus.



                                                /s/ Robert Early & Company, P.C.
                                                --------------------------------
                                                Robert Early & Company, P.C.

Abilene, Texas
June 19, 1996